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                                                Exhibit 22.1

                                                Jurisdiction
                                                     of
                                                Incorporation
                                              -----------------
First Tier Subsidiaries of Registrant:
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Mid-State Bank and Trust Company                Pennsylvania

Northern Central Bank                           Pennsylvania

Pennsylvania National Bank and Trust Company    United States

The Frankford Bank, N.A.                        United States

American Trust Bank, N.A.                       United States

Keystone Financial Unlimited                    Pennsylvania

Key Trust Company                               Pennsylvania

Keystone Brokerage, Inc.                        Pennsylvania

Keystone CDC, Inc.                              Pennsylvania

Keystone Financial Community Development        Pennsylvania
 Corporation I, Inc.

Keystone Financial Life Insurance Company       Arizona

Keystone Financial Mortgage Corporation         Pennsylvania

Keystone Investment Services, Inc.              Delaware

Martindale Andres & Company                     Pennsylvania

Second Tier Subsidiaries of Registrant:
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Keystone Financial Leasing Corporation          Pennsylvania

LBCMD Corporation                               Delaware